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                                                                       Exhibit 5
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                     [Letterhead of Ogden Newell & Welch]

                                 June 24, 1997



Exigent International, Inc.
1225 Evans Road
Melbourne, Florida 32904-2314


     Re:  Exigent International, Inc.
          Registration Statement on Form S-8

Dear Sirs:

     We are acting as counsel for Exigent International, Inc., a Delaware corporation (the "Company"), in connection with its registration under the Securities Act of 1933, as amended, of stock option ("Options") which are proposed to be granted pursuant to the Company's Incentive Stock Option Plan 2Q (the "Plan"), and pursuant to the Company's registration statement on Form S-8 (the "registration statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Options.

     In rendering this opinion, we have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the documents.

     It is our opinion that:

          (a) the Options issued pursuant to the Plan will be legally and validly issued, fully paid and non-assessable; and

          (b) the shares to be received upon the proper exercise of the Options ("Option Shares") pursuant to the Plan will have been duly authorized and, subject to the effectiveness of the registration statement and compliance with applicable state securities laws, will be
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     legally and validly issued, fully paid and non-assessable.

     Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance shall be the same as such laws, rules and regulations are in effect as of the date hereof.

     It should be noted that nothing in this opinion is intended to apply to any disposition of the Options or the Option Shares which any participant in the Plan may propose to make.

     This opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely upon it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual.

     We consent to the filing of this opinion as an exhibit to the registration statement and as an exhibit to any filing made by the Company with respect to the Options or the Option Shares under the Securities or "Blue Sky" laws of any state or jurisdiction.

                                     Very truly yours,

                                     /s/ Ogden Newell & Welch

                                     Ogden Newell & Welch



0096401.01

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